[letterhead]                    Law Offices of
                             DECHERT PRICE & RHOADS
                               1775 Eye St., N.W.
                           Washington, DC 20006-2401

                           Telephone: (202) 261-3300
                              FAX: (202) 261-3333


                                 April 30, 1999


Nottingham Investment Trust II
107 North Washington Street
Post Office Box 4365
Rocky Mountain, NC  27803-0365


    Re:      Post-Effective Amendment No. 37 to Registration
             Statement on Form N-1A for Nottingham Investment Trust II ("Trust") (File Nos. 33-37458 and 811-06199
             ----------------------------------------------


Dear Sirs and Madams:

                  We hereby consent to the reference to our firm as counsel in the Trust's Statement of Additional Information contained in the Post-Effective Amendment No. 37 to the Trust's Registration Statement.

                                                     Very truly yours,



                                                     Dechert Price & Rhoads